Exhibit T3A-1

FORM NO. 6	Registration No. 55491

CERTIFICATE OF INCORPORATION

I hereby in accordance with section 14 of the Companies Act 1981 issue this Certificate of Incorporation and do certify that on the 1st day of April 2020

Digicel Group 0.5 Limited

was registered by me in the Register maintained by me under the provisions of the said section and that the status of the said company is that of an exempted company.

Given under my hand and the Seal of the REGISTRAR OF COMPANIES this 2nd day of April 2020 /s/ Maria Boodram Maria Boodram for Registrar of Companies